As filed with the Securities and Exchange Commission on August 23, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LYONDELLBASELL INDUSTRIES N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	98-0646235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Stationsplein 45

3013AK Rotterdam

The Netherlands

(Address of principal executive offices, including zip code)

LYONDELLBASELL INDUSTRIES

2012 GLOBAL EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Craig B. Glidden

Stationsplein 45

3013AK Rotterdam

The Netherlands

31 10 275 5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value €0.04 per share	1,500,000 (1)	$49.49 (2)	$74,235,000 (3)	$8,508 (3)

(1)	This Registration Statement also covers an indeterminate amount of additional shares issuable to prevent dilution in the event of stock splits, stock dividends or similar adjustments of the outstanding ordinary shares, as provided in the Plan.
(2)	Represents the average of the high and low prices of the ordinary shares as reported on the New York Stock Exchange on August 20, 2012.
(3)	Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and aggregate offering price based on the average of the high and low prices of ordinary shares as reported on the New York Stock Exchange on August 20, 2012.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give to each participant in the Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Registrant are hereby incorporated by reference into this Registration Statement:

•	Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 29, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 (as filed with the SEC on April 30, 2012) and ended June 30, 2012 (as filed with the SEC on July 27, 2012);

•	Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2012; and

•	Current Reports on Form 8-K filed with the SEC March 1, 2012, March 26, 2012, March 27, 2012, April 10, 2012, May 7, 2012, May 11, 2012, May 15, 2012 and June 19, 2012; and

•	The description of the Registrant’s ordinary shares contained in the Registrant’s Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 28, 2010, as amended.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Article 26 of Chapter XI of the Articles of Association of LyondellBasell Industries N.V. contains mandatory indemnification provisions for its current and former directors and officers as described generally below.

We are obligated to indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he (or a person or entity for whom he) is or was a member of our Management Board or a member of our Supervisory Board or is or was serving at our request as a director, officer, employee or agent of another company or a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans. Our indemnification obligation applies to all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred, except that our indemnification does not apply in respect of any claim, issue or matter as to which the person is adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to us, unless and only to the extent that the court in which such action suit or proceeding was brought or any other court having appropriate jurisdiction determines otherwise.

Expenses (including attorneys’ fees) incurred in defending a proceeding may be paid by us in advance of the final disposition of such proceeding upon a resolution of our Management Board which will have been approved by our Supervisory Board with respect to the specific case upon receipt of an undertaking by or on behalf of the member of our Management Board, member of our Supervisory Board, director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by us.

We have entered into indemnification agreements with our current directors and may enter into similar agreements with executive officers and certain officers and employees of LyondellBasell Industries N.V. We believe that these indemnification agreements are necessary to attract and retain qualified persons as our directors and executive officers and as officers and employees of LyondellBasell Industries N.V. The SEC has noted, however, that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We maintain directors’ and officers’ liability insurance coverage.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1	-	Amended and Restated Articles of Association of LyondellBasell Industries N.V., dated as of May 27, 2011 (incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-175077) as filed on June 22, 2011)

5.1	-	Opinion of De Brauw Blackstone Westbroek N.V., regarding the legality of securities

23.1	-	Consent of PricewaterhouseCoopers LLP

23.2	-	Consent of De Brauw Blackstone Westbroek N.V (included in Exhibit 5.1)

24	-	Powers of Attorney (included on the signature page of this Registration Statement)

99	-	LyondellBasell Industries N.V. 2012 Global Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Registrant’s definitive proxy statement filed on March 29, 2012)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on August 23, 2012.

LYONDELLBASELL INDUSTRIES N.V.

/s/ James L. Gallogly

James L. Gallogly

Sole Member of the Management Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James L. Gallogly James L. Gallogly	Chief Executive Officer and Sole Member of the Management Board (Principal Executive Officer)	August 23, 2012

/s/ Karyn F. Ovelmen Karen F. Ovelmen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 23, 2012

/s/ Wendy Johnson Wendy Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 23, 2012

/s/ Jacques Aigrain Jacques Aigrain	Director	August 23, 2012

--- Jagjeet S. Bindra	Director	August 23, 2012

/s/ Robin Buchanan Robin Buchanan	Director	August 23, 2012

/s/ Milton Carroll Milton Carroll	Director	August 23, 2012

/s/ Stephen F. Cooper Stephen F. Cooper	Director	August 23, 2012

/s/ Robert G. Gwin Robert G. Gwin	Director	August 23, 2012

/s/ Joshua J. Harris Joshua J. Harris	Director	August 23, 2012

--- Scott M. Kleinman	Director	August 23, 2012

/s/ Marvin O. Schlanger Marvin O. Schlanger	Chairman of the Supervisory Board and Director	August 23, 2012

/s/ Bruce A. Smith Bruce A. Smith	Director	August 23, 2012

/s/ Rudy M.J. van der Meer Rudy M.J. van der Meer	Director	August 23, 2012

INDEX TO EXHIBITS

4.1	Amended and Restated Articles of Association of LyondellBasell Industries N.V., dated as of May 27, 2011 (incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-175077) as filed on June 22, 2011)

5.1	Opinion of De Brauw Blackstone Westbroek N.V., regarding the legality of securities

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

24	Powers of Attorney (included on the signature page of this Registration Statement)

99	LyondellBasell Industries N.V. 2012 Global Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Registrant’s definitive proxy statement filed on March 29, 2012)